1940 Act File No. 811-10625

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X
                                                                -------

    Amendment No.   1   ....................................       X
                  ------                                        -------

                         FEDERATED CORE TRUST II, L.P.

               (Exact Name of Registrant as Specified in Charter)

                           Federated Investors Funds
                              5800 Corporate Drive
                      Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                        (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                           Federated Investors Tower
                              1001 Liberty Avenue
                      Pittsburgh, Pennsylvania 15222-3779
                    (Name and Address of Agent for Service)
               (Notices should be sent to the Agent for Service)


                                    Copies To:

                           Matthew G. Maloney, Esquire
                      Dickstein Shapiro Morin & Oshinsky LLP
                                2101 L. Street, NW
                            Washington, DC 20037-1526







                    Emerging Markets Fixed Income Core Fund
                (formerly, International High Income Core Fund)
                  A Portfolio of Federated Core Trust II, L.P.
                      INFORMATION REQUIRED IN A PROSPECTUS
                                     PART A

                               July 31, 2002


Items 1, 2, 3, 5 and 9 of Part A are omitted pursuant to Item B 2(b) of the General Instructions to Form N-1A.
Investment Objective, Principal Investment Strategies and Related Risks Investment Objective

The investment objective of the Fund is to achieve a total return on its assets. The Fund's secondary objective is to achieve a high level of income. While there is no assurance that the Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in this prospectus.

The Fund is non-diversified. Compared to diversified mutual funds, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. This increases the Fund's risk by magnifying the impact (positively or negatively) that any one issuer has on the Fund's Share price and performance.

Principal Investment Strategies
The Fund pursues its investment objective by investing primarily in emerging market fixed-income securities. Emerging market fixed-income securities are debt securities issued by foreign governments or corporations in emerging market countries.

Investors in emerging market debt securities receive higher yields as compensation for assuming the higher credit risks of the issuers and other market risks of investing in emerging market countries. Historically, returns of emerging market debt securities have had low correlation with the returns of both lower-rated debt securities issued by corporations in the U.S. (high-yield bonds) and investment grade securities of developed market countries. Low correlation means that adding emerging market debt securities to a broader global fixed income portfolio may reduce portfolio risk and still provide the benefits of higher average portfolio returns over longer periods of time. There is no assurance that this relatively low correlation of returns will continue in the future.

The Fund's investment adviser ("Adviser") actively manages the Fund's portfolio seeking total returns over longer time periods in excess of the Fund's benchmark, the Lehman Brothers Emerging Markets Index ("LBEMI"). The LBEMI covers emerging market countries in the following regions: Americas, Europe, Asia, Middle East, and Africa.

The performance of the Fund, as an actively managed portfolio, should be evaluated against the LBEMI over longer periods of time. The high volatility of emerging markets means that even small differences in time periods for comparison can have a substantial impact on returns.

There can be no assurance that the Adviser will be successful in achieving investment returns in excess of the LBEMI.

In selecting securities, the Adviser analyzes relative credit quality of issuers of emerging market debt securities. The Adviser performs intensive credit analysis of both sovereign and corporate debt issuers. The Adviser focuses on credit analysis because, normally, changes in market interest rates are a small component of investment return for emerging market debt securities compared to the impact of changes in credit quality of the issuers. The Adviser expects to maintain an average portfolio duration within +/- 20% of the duration of the LBEMI.

The Adviser analyzes credit by first performing fundamental analyses of emerging market countries to find relatively favorable economic conditions, and then performing fundamental analyses of available securities in the selected emerging market countries.

For investments in corporate issuers, the Adviser analyzes the business, competitive position, and financial condition of the issuer to assess whether the security's credit risk is commensurate with its potential return.

The Fund may invest in both investment grade and non-investment grade emerging market debt securities.

The Adviser manages the portfolio's exposure to random or unpredictable events that may adversely affect individual countries or companies, or the risk that the Adviser is otherwise wrong in its analysis of any particular country or company, through portfolio diversification. While the Adviser may emphasize particular business sectors, countries or regions of the world in the Fund's portfolio, it protects against the extreme losses that can be expected to occur with some regularity on one emerging market or another by not taking concentrated positions in either individual counties or individual issuers relative to the LEBMI.

The Fund is not limited in the portion of its investments that are denominated in either foreign currency or U.S. dollars. From time to time, the Fund may hedge a portion of its currency risk by using derivatives such as futures or forward contracts. Currency hedges can protect against price movements in a security that are attributable to changes in the value of the currency in which the security is denominated. Hedging may reduce gains or cause losses to the Fund if the hedged currency moves in a different manner than the Adviser anticipated or if the cost of the hedge outweighs its value. It is anticipated that, normally, the Fund's portfolio will not be hedged and will therefore remain subject to currency risk.

Because the Fund refers to emerging market fixed income investments in its name, it will notify shareholders in advance of any change in its investment policies that would enable the Fund to normally invest less than 80% of its assets in emerging market fixed income investments.

Principal Securities

FIXED INCOME SECURITIES. Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time.


A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.


The following describes the principal types of fixed income securities in which the Fund invests.


Foreign Government Securities. Foreign government securities generally consist of fixed income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter- American Development Bank.


Foreign government securities also include fixed income securities of quasi-governmental agencies that are either issued by entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage- related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.


Corporate Debt Securities. The Fund will also invest in high-yield debt securities of foreign corporations. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies.


The credit risks of corporate debt securities vary widely among issuers. The credit risk of an issuer's debt security may also vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.


Foreign securities are securities of issuers based outside the United States. The Fund considers an issuer to be based outside the United States if:

o it is organized under the laws of, or has a principal office located in, another country;

o     the principal trading market for its securities is in another country; or

o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed, or sales made in another country.


Foreign securities are often denominated in foreign currencies. Along with the risks normally associated with domestic equity securities, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets is also subject to liquidity risks.


Foreign Exchange Contracts. In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Fund may enter into spot currency trades. In a spot trade, the Fund agrees to exchange one currency for another at the current exchange rate. The Fund may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Fund's exposure to currency risks.


Investment Ratings for Investment Grade Securities. The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized rating services. For example, Standard & Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A, and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade. There is no minimum rating standard for the Fund's securities.


Temporary Investments. The Fund may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Fund to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

Investment Risks

Credit Risks


Credit risk is the possibility, real or perceived, that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults or is perceived as being endangering of defaulting, the Fund would lose money.


Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investors Services. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment.


Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.


Risks Associated With Non-Investment Grade Securities


Securities rated below investment grade, also known as junk bonds, generally entail greater market, credit and liquidity risks than investment grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices more negatively, and their trading market may be more limited.


Liquidity Risks


Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade, or are not widely held or are issued by companies located in emerging markets. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Fund may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Fund's performance. Infrequent trading of securities may also increase their price volatility.



Risks Of Foreign Investing


Foreign securities pose additional risks because foreign economic or political conditions may be less favorable that those of the United States. Foreign financial markets may also have fewer investor protections. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.


Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States. In addition, foreign countries may have restrictions on foreign ownership or may impose exchange controls, capital flow restrictions or repatriation restrictions that could adversely affect the Fund's investments.


The foreign sovereign debt securities the Fund purchases involve specific risks, including that: (i) the governmental entity that controls the repayment of sovereign debt may not be willing or able to repay the principal and/or interest when it becomes due because of political constraints, cash flow problems and other national economic factors; (ii) governments may default on their sovereign debt, which may require holders of such sovereign debt to participate in debt rescheduling or additional lending to defaulting governments; and (iii) there is no bankruptcy proceedings by which defaulted sovereign debt may be collected in whole or in part.


Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United
States or in other foreign countries. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers organized under the laws of those foreign countries.

Emerging Market Risks

Securities issued or traded in emerging markets generally entail greater risks than securities issued or traded in developed markets. For example, their creditworthiness and consequently their prices can be significantly more volatile than prices in developed countries. Emerging market economies may also experience more actual or perceived severe downturns (with corresponding currency devaluations) than developed economies.
Emerging market countries may have relatively unstable governments and may present the risk of nationalization of businesses, expropriation, confiscatory taxation or, in certain instances, reversion to closed market, centrally planned economies.
Currency Risks
Exchange rates for currencies fluctuate daily. Foreign securities are normally denominated and traded in foreign currencies. As a result, the value of the Fund's foreign investments and the value of the shares may be affected favorably or unfavorably by changes in currency exchange rates relative to the U.S. dollar. The combination of currency risk and market risks tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States.

The Adviser attempts to limit currency risk by limiting the amount the Fund invests in securities denominated in a particular currency. However, diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.


Bond Market Risks


Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.


Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.


Custodial Services and Related Investment Costs


Custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. Such markets have settlement and clearance procedures that differ from those in the United States. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result in losses to the Fund due to a subsequent decline in value of the portfolio security. In addition, security settlement and clearance procedures in some emerging countries may not fully protect the Fund against loss of its assets.

Management Organization and Capital Structure
The Board of Directors governs the Fund. The Board selects and oversees the Adviser, Federated Global Investment Management Corp. The Adviser manages the Fund's assets, including buying and selling portfolio securities. The Adviser's address is 175 Water Street, New York, NY 10038-4965. The Adviser will provide investment advisory services at no fee.
The Adviser and other subsidiaries of Federated advise approximately 139 mutual funds and separate accounts, which totaled approximately $180 billion in assets as of December 31, 2001. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with approximately 1,800 employees. More than 4,000 investment professionals make Federated Funds available to their customers.

The Fund's Portfolio Manager is:


Robert M. Kowit


Robert M. Kowit has been the Fund's Portfolio Manager since inception. Mr. Kowit joined Federated in 1995 as a Senior Portfolio Manager and a Vice President of the Fund's Adviser. Mr. Kowit served as a Managing Partner of Copernicus Global Asset Management from January 1995 through October 1995. From 1990 to 1994, he served as Senior Vice President/Portfolio Manager of International Fixed Income and Foreign Exchange for John Hancock Advisers. Mr. Kowit received his M.B.A. from Iona College with a concentration in finance.

Shareholder Information

Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Fund may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Confidential Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


Pricing of Fund Shares
If the Fund purchases foreign securities that trade in foreign markets on days the NYSE is closed, the value of the Fund's assets may change on days you cannot purchase or redeem Shares.
The net asset value (NAV) of the Fund is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the NYSE is open.
The NAV per share of the Fund is computed by dividing the value of the Fund's assets, less all liabilities, by the total number of shares outstanding. Purchase of Fund Shares
Shares of the Fund may be purchased any day the New York Stock Exchange (NYSE) is open.
Purchases should be made in accordance with procedures established by the Transfer Agent.
Purchase orders for Shares of the Fund will receive the NAV next determined after the purchase order is received in proper form by the Fund's Transfer Agent, Federated Shareholder Services Company.
Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.
There is no minimum required initial or subsequent investment amount.
The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.
Redemption of Fund Shares
Shares of the Fund may be redeemed any day the NYSE is open.
Redemption requests should be made in accordance with procedures established by the Transfer Agent.
Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.
Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:
o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Fund's ability to manage its assets.
Redemption in Kind
Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.
Confirmations and Account Statements
Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends paid. The Trust will not issue share certificates. Dividends and Distributions
The Fund declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Fund receives the check. In either case, dividends are earned through the day a redemption request is received.
Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.
Tax Consequences
As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each investor reports separately on its own federal income tax return its distributive share of the Fund's income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund). Each investor is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, distributions of money by the Fund to an investor will represent a non-taxable return of capital up to the amount of an investor's adjusted tax basis. The Fund, however, does not currently intend to declare and pay distribution to investors except as the Board may determine.
When you sell shares of the Fund, you may have a capital gain or loss. The character of the capital gain or loss as long-term or short-term will depend on the length of time you held your shares. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.
An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.
The Fund will not be a "regulated investment company" for federal income tax purposes.
For a more complete discussion of the federal income tax consequences of investing in the Fund, see discussion under "Taxation of the Fund" in Part B. Distribution Arrangements
Federated Securities Corp. is the Fund's Placement Agent. It receives no fee for its services.

Cusip 31409R102

26019 (7/02)








Emerging Markets Fixed Income Core Fund
                (formerly, International High Income Core Fund)
                  A Portfolio of Federated Core Trust II, L.P.
INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

PART B

                                 July 31, 2002
This Part B is not a prospectus, Read this Part B in conjunction with the Part A for Emerging Markets Fixed Income Core Fund dated July 31, 2002. Obtain Part A without charge by calling 1-800-341-7400.
Table of Contents
Fund History                                   1
Investment Strategies                          2
Investments, Techniques, Risks and Limitations 3
Management of the Trust                       10
Investment Advisory and Other Services        15
Brokerage Allocation and Other Practices      17
Capital Stock and Other Securities            18
Shareholder Information                       18
Taxation of the Fund                          19
Financial Statements                          21
Appendix                                      21
Addresses                                     24

Fund History
Emerging Markets Fixed Income Core Fund (Fund) is a non-diversified portfolio of Federated Core Trust II, L.P. (Trust). The Trust is a limited partnership that was established under the laws of the State of Delaware on November 13, 2000. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. This Part B relates only to shares of the Fund. The Trust is governed by a Board of Directors (Board). The Fund's investment adviser is Federated Global Investment Management Corp. (Adviser).



Investment Strategies

The Fund pursues its investment objective by investing primarily in emerging market fixed-income securities.

The Fund's investment adviser ("Adviser") actively manages the Fund's portfolio seeking total returns over longer time periods in excess of the Fund's benchmark, the Lehman Brothers Emerging Markets Index ("LBEMI"). The LBEMI covers emerging markets in the following regions: Americas, Europe, Asia, Middle East, and Africa. Each region is broken down into sectors for Brady Bond, local, international, fixed and floating rate issues, as well as detailed breakdowns for selected country issues within each region.

In selecting emerging market fixed income investments, the Adviser analyzes the relative credit quality of both sovereign and corporate issuers.

The Adviser analyzes the financial condition of an emerging market country, including its credit ratings, government budget, tax base, outstanding public debt and the amount of public debt held outside the country. The Adviser also considers how developments in other countries in the region or world might affect these factors. Using its analysis, the Adviser attempts to identify countries with favorable characteristics, such as strengthening economy, favorable inflation rate, sound budget policy or strong public commitment to repay government debt.

The Adviser selects corporate debt securities that it believes offer greater relative value than sovereign obligations.


As part of its ordinary investment process, the Adviser expects to manage the Fund's portfolio within the following constraints:

o The Adviser expects to invest no more than 10% of the Fund's portfolio in securities of issuers based in a country that represents 5% or less of the LBEMI.

o The Adviser expects to invest in securities of issuers based in countries that represent more than 5% of the LBEMI. If securities of issuers based in a particular country represent more than 5% of the LBEMI, the Adviser's allocation of the Fund's portfolio to securities of issuers based in that country will ordinarily not be less than 50%, or more than 150%, of the proportionate weight of securities of issuers based in the country in the LBEMI.


These constraints are applied at the time of the Fund's purchase of a security.





Investments, Techniques, Risks and Limitations
In addition to the principal securities listed in Part A, the Fund may also invest in the following:
SECURITIES DESCRIPTIONS AND TECHNIQUES
Non-Principal Investment Strategy
Hedging transactions are intended to reduce specific risks. For example, to protect the Fund against circumstances that would normally cause the Fund's portfolio securities to decline in value, the Fund may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Fund may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that: (1) hedge only a portion of its portfolio; (2) use derivatives contracts that cover a narrow range of circumstances; or (3) involve the sale of derivatives contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful, and could result in increased expenses and losses to the Fund.
Brady Bonds
The Fund may invest in Brady Bonds which are U.S. dollar denominated debt obligations that foreign governments issue in exchange for commercial bank loans. Debt restructuring involving Brady Bonds have been implemented in several countries, most notably Argentina, Bulgaria, Brazil, Costa Rica, Dominican Republic, Ecuador, Mexico, Morocco, Nigeria, the Philippines, Poland and Uruguay. The International Monetary Fund typically negotiates the exchange to cure or avoid a default by restructuring the terms of the bank loans. The principal amount of some Brady bonds is collateralized by zero coupon
U.S. Treasury securities which have the same maturity as the Brady bonds. Interest payments on many Brady Bonds generally are collateralized by cash or securities in an amount that, in the case fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. However, neither the U.S. government not the International Monetary Fund has guaranteed the repayment of any Brady Bond. Mortgage Backed Securities
Mortgage backed securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.
Mortgage backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage backed securities are pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgages. As a result, the holders assume all the prepayment risks of the underlying mortgages.
Collateralized Mortgage Obligations (CMOs)
CMOs, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage backed securities. This creates different prepayment and market risks for each CMO class. For example, in a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.
More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.
CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against market risks.
Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as LIBOR. The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts prepayment and market risks from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.
CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.
The degree of increased or decreased prepayment risks depends upon the structure of the CMOs. Z classes, IOs, POs, and Inverse Floaters are among the most volatile investment grade fixed income securities currently traded in the United States. However, the actual returns on any type of mortgage backed security depend upon the performance of the underlying pool of mortgages, which no one can predict and will vary among pools.
Asset Backed Securities
Asset backed securities are payable from pools of obligations other than mortgages. Most asset backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed income assets (including other fixed income securities) may be used to create an asset backed security. Asset backed securities may take the form of commercial paper, notes, or pass through certificates. Asset backed securities may also resemble some types of CMOs, such as Floaters, Inverse Floaters, IOs and POs.
Historically, borrowers are more likely to refinance their mortgage than any other type of consumer or commercial debt. In addition, some asset backed securities use prepayment to buy additional assets, rather than paying off the securities. Therefore, while asset backed securities may have some prepayment risks, they generally do not present the same degree of risk as mortgage backed securities.
Zero Coupon Securities
Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). While interest payments are not made on such securities, holders of such securities are deemed to have received "phantom income" annually. Investors buy zero coupon securities at a price below the amount payable at maturity. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. An investor must wait until maturity to receive interest and principal, which increases the market and credit risks of a zero coupon security.
There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, IOs and POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.
Credit Enhancement
Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security after the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser may evaluate the credit risk of a fixed income security based solely upon its credit enhancement.
Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed income security. Following a default, these assets may be sold and the proceeds paid to security's holders. Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed income security.
Convertible Securities
Convertible securities are fixed income securities that the Fund has the option to exchange for equity securities at a specified conversion price. The option allows the Fund to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Fund may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Fund could realize an additional $2 per share by converting its fixed income securities.
Convertible securities have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Fund to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.
The Fund treats convertible securities as both fixed income and equity securities for purposes of its investment policies and limitations, because of their unique characteristics.
Derivative Contracts
Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The Fund may buy forward contracts which serve as a substitute for investment in certain foreign securities markets from which the Fund earns interest while potentially benefiting from exchange rate fluctuations. The other party to a derivative contract is referred to as a counterparty.
  The Fund may trade in the following types of derivative contracts.
Futures Contracts
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. Futures contracts traded OTC are frequently referred to as forward contracts.
  The Fund may buy or sell the following types of futures contracts: foreign currency, securities, securities indices.
Options
Options are rights to buy or sell an underlying asset for a specified price (the exercise price) during, or at the end of, a specified period. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. The writer of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option.
  The Fund may:
  Buy call options on foreign currencies, securities, and securities indices and on futures contracts involving these items in anticipation of an increase in the value of the underlying asset;
  Buy put options on foreign currencies, securities, and securities indices, and on futures contracts involving these items in anticipation of a decrease in the value of the underlying asset;
  Write covered call options on foreign currencies, securities, and securities indices and on futures contracts involving these items to generate income from premiums. If a call written by the Fund is exercised, the Fund foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received;
  Write secured put options on foreign currencies, securities, and securities indices and futures contracts involving these items (to generate income from premiums). In writing puts, there is a risk that the Fund may be required to take delivery of the underlying asset when its current market price is lower than the exercise price;
  When the Fund writes options on futures contracts, it will be subject to margin requirements similar to those applied to futures contracts; and
  Buy or write options to close out existing options positions.
Hybrid Instruments
Hybrid instruments combine elements of derivative contracts with those of another security (typically a fixed income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Hybrid instruments also include convertible securities with conversion terms related to an underlying asset or benchmark.
  The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed income or convertible securities. Hybrid instruments are also potentially more volatile and carry greater market risks than traditional instruments. Special Transactions
Repurchase Agreements
Repurchase agreements are transactions in which the Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.
The Fund's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.
Repurchase agreements are subject to credit risks. If the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of the resale are less than the sale price.
Reverse Repurchase Agreements
Reverse repurchase agreements are repurchase agreements in which the Fund is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Fund. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Fund must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.
Delayed Delivery Transactions
Delayed delivery transactions are arrangements in which the Fund buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Fund to the issuer and no interest accrues to the Fund. The Fund records the transaction when it agrees to buy the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, when issued transactions create market risks for the Fund. Delayed delivery transactions also involve credit risks in the event of a counterparty default.
Securities Lending
The Fund may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.
The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. However, the Fund must pay interest to the borrower for the use of cash collateral.
Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.
Securities lending activities are subject to market risks and credit risks. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

Asset Coverage
In order to secure its obligations in connection with derivatives contracts or special transactions, the Fund will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Fund's obligations. Unless the Fund has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations entering into an offsetting derivative contract or terminating a special transaction. This may cause the Fund to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.
Investing in Securities of other Investment Companies
The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of carrying out its investment policies and managing its uninvested cash. Investment Ratings for Investment Grade Securities
The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized rating services. For example, Standard & Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A, and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.
Inter-fund Borrowing and Lending Arrangements
The Securities and Exchange Commission (SEC) has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. ("Federated funds") to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending funds, and an inter-fund loan is only made if it benefits each participating fund. Federated administers the program according to procedures approved by the Fund's Board, and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating funds.
For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Fund's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending fund than market-competitive rates on overnight repurchase agreements (the "Repo Rate") and more attractive to the borrowing fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (the "Bank Loan Rate"), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.
INVESTMENT RISKS
There are many factors which may affect an investment in the Fund. The Fund principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows.
Euro Risks
o The Fund makes significant investments in securities denominated in the euro, the new single currency of the European Monetary Union (EMU). Therefore, the exchange rate between the euro and the U.S. dollar will have a significant impact on the value of the Fund's investments.
o With the advent of the euro, the participating countries in the EMU can no longer follow independent monetary policies. This may limit these countries' ability to respond to economic downturns or political upheavals, and consequently reduce the value of their foreign government securities.
Prepayment Risks
o Generally, homeowners have the option to prepay their mortgages at any time without penalty. Homeowners frequently refinance high interest rate mortgages when mortgage rates fall. This results in the prepayment of mortgage backed securities with higher interest rates. Conversely, prepayments due to refinancing decrease when mortgage rates increase. This extends the life of mortgage backed securities with lower interest rates. Other economic factors can also lead to increases or decreases in prepayments. Increases in prepayments of high interest rate mortgage backed securities, or decreases in prepayments of lower interest rate mortgage backed securities, may reduce their yield and price. These factors, particularly the relationship between interest rates and mortgage prepayments makes the price of mortgage backed securities more volatile than many other types of fixed income securities with comparable credit risks.
o Mortgage backed securities generally compensate for greater prepayment risk by paying a higher yield. The difference between the yield of a mortgage backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security is perceived to have an increased prepayment risk or less market demand. An increase in the spread will cause the price of the security to decline.
o The Fund may have to reinvest the proceeds of mortgage prepayments in other fixed income securities with lower interest rates, higher prepayment risks, or other less favorable characteristics.
Leverage Risks
o Leverage risk is created when an investment exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund's risk of loss and potential for gain.
o Investments can have these same results if their returns are based on a multiple of a specified index, security, or other benchmark.
FUNDAMENTAL INVESTMENT OBJECTIVE AND LIMITATIONS
The Fund's investment objective is to achieve a total return on its assets.
The Fund's secondary objective is to achieve a high level of income. The investment objectives may not be changed by the Fund's Board without shareholder approval.
INVESTMENT LIMITATIONS
Concentration
The Fund will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. For purposes of this restriction, the term concentration has the meaning set forth in the Investment Company Act of 1940 Act, as amended (1940
Act), any rule or order thereunder, or any SEC staff interpretation thereof. Government securities and municipal securities will not be deemed to constitute an industry.
Underwriting
The Fund may not underwrite the securities of other issuers, except that the Fund may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933.
Investing in Commodities
The Fund may not purchase or sell physical commodities, provided that the Fund may purchase securities of companies that deal in commodities. For purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities.
Investing in Real Estate
The Fund may not purchase or sell real estate, provided that this restriction does not prevent the Fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Fund may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
Borrowing Money and Issuing Senior Securities
The Fund may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof.
Lending
      The Fund may not make loans, provided that this restriction does not prevent the Fund from purchasing debt obligations, entering into repurchase agreements, lending its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests.
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
Illiquid Securities
      The Fund will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits maturing in more than seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Fund's net assets.
Purchases on Margin
      The Fund will not purchase securities on margin, provided that the Fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the Fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.
Pledging Assets
      The Fund will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.
For purposes of the above limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be "cash items." Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.
The Fund has no present intent to borrow money, pledge securities, or invest in reverse repurchase agreements in excess of 5% of the value of its total assets in the coming fiscal year. In addition, the Fund expects to lend not more than 5% of its total assets in the coming fiscal year.
As a matter of non-fundamental policy: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset backed securities will be classified according to the underlying assets securing such securities. To conform to the current view of the SEC staff that only domestic bank instruments may be excluded from industry concentration limitations, as a matter of non-fundamental policy, the Fund will not exclude foreign bank instruments from industry concentration limitation tests so long as the policy of the SEC remains in effect. In addition, investments in bank instruments, and investments in certain industrial development bonds funded by activities in a single industry will be deemed to constitute investment in an industry, except when held for temporary defensive purposes. Foreign securities will not be excluded from industry concentration limits. The investment of more than 25% of the value of the Fund's total assets in any one industry will constitute "concentration."

Management of the Trust
General Partner
Federated Private Asset Management, Inc., a corporation formed under the laws of the State of Delaware, serves as the general partner (General Partner) of the Trust. The General Partner may in the future serve as the general partner of other registered investment companies. The General Partner is a subsidiary of Federated Investors, Inc. (Federated). The General Partner has retained only those rights, duties and powers to manage the affairs of the Trust that may not be delegated under the provisions of the Delaware Revised Uniform Limited Partnership Act (DRULPA), and that have not been otherwise delegated by the General Partner to the Board pursuant to the Amended and Restated Agreement of Limited Partnership (Partnership Agreement). The General Partner will be responsible, among other things, for: (1) executing and filing with the Office of the Secretary of State of the State of Delaware, the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the DRULPA; (2) executing and filing any other certificates required to be filed on behalf of the Trust with the Office of the Secretary of State of the State of Delaware; (3) executing any amendments to or restatements of the Partnership Agreement, in accordance with the terms of the Partnership Agreement; and (4) performing any other actions that the DRULPA requires be performed by a general partner of a limited partnership (and that may not be performed by a delegatee of a general partner).
The Board of Directors

The Board has overall responsibility for monitoring and overseeing the Trust's investment program and its management and operation, and has approved the Trust's investment program. The Trust's General Partner, to the fullest extent permitted by the DRULPA and applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Trust, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The Board exercises the powers, authority and responsibilities on behalf of the Trust that are substantially similar to the powers, authority and responsibilities that are customarily exercised by the "board of directors" of an investment company registered under the 1940 Act that is organized as a corporation, and the Board has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The General Partner has retained only those rights, duties and powers to manage and oversee the affairs of the Trust that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board under the Partnership Agreement. The General Partner will remain as the general partner of the Trust and will continue to be liable as a general partner. The Directors (hereinafter referred to as "Trustees"), in their capacities as such, are not general partners of the Trust. Trustees will not contribute to the capital of the Trust in their capacity as Trustees, but may purchase shares of beneficial interest of the Fund as investors, subject to the eligibility requirements described in this Part B.

Trustees may be removed in accordance with the Partnership Agreement, with or without cause, by a written instrument signed by at least two-thirds of the number of Trustees prior to such removal, or at any special meeting of investors, by a vote of at least two-thirds (2/3) of the total number of votes eligible to be cast by all investors.


Management Information, Compensation
The Board is responsible for managing the Fund's business affairs and for exercising all the Fund's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Fund. Where required, the tables separately list Board members who are "interested persons" of the Fund (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. The Trust comprises one portfolio and the Federated Fund Complex consists of 44 investment companies (comprising 139 portfolios). Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex; serves for an indefinite term; and also serves as a Board member of the following investment company complexes: Banknorth Funds-six portfolios; CCMI Funds-two portfolios; FirstMerit Funds-two portfolios; Regions Funds-eight portfolios; Riggs Funds-nine portfolios; and WesMark Funds-five portfolios.


INTERESTED TRUSTEES BACKGROUND AND COMPENSATION

                      Principal Occupation(s) for Past   Aggregate     Total
Name                  Five Years, Other Directorships    Compensation  Compensation
Birth Date            Held and Previous Positions        From Fund     From Fund and
Address                                                  past          Federated Fund
Positions Held with                                      (Fiscal       Complex
Fund                                                     year)+        (past calendar
Date Service Began                                                     year)
                      Principal Occupations: Chief            $000.00  $0
John F. Donahue*      Executive Officer and Director
Birth Date: July      or Trustee of the Federated Fund
28, 1924              Complex; Chairman and Director,
CHAIRMAN AND TRUSTEE  Federated Investors, Inc.;
Began serving:        Chairman, Federated Investment
November 2001         Management Company, Federated
                      Global Investment Management
                      Corp. and Passport Research, Ltd.

                      Previous Positions: Trustee,
                      Federated Investment Management
                      Company and Chairman and
                      Director, Federated Investment
                      Counseling.

                      Principal Occupations: President        $000.00  $0
J. Christopher        or Executive Vice President of
Donahue*              the Federated Fund Complex;
Birth Date: April     Director or Trustee of some of
11, 1949              the Funds in the Federated Fund
PRESIDENT AND         Complex; President, Chief
TRUSTEE               Executive Officer and Director,
Began serving:        Federated Investors, Inc.;
November 2001         President, Chief Executive
                      Officer and Trustee, Federated
                      Investment Management Company;
                      Trustee, Federated Investment
                      Counseling; President, Chief
                      Executive Officer and Director,
                      Federated Global Investment
                      Management Corp.; President and
                      Chief Executive Officer,
                      Passport Research, Ltd.;
                      Trustee, Federated Shareholder
                      Services Company; Director,
                      Federated Services Company.

                      Previous Position: President,
                      Federated Investment Counseling.

                      Principal Occupations: Director         $000.00  $117,117.17
Lawrence D. Ellis,    or Trustee of the Federated Fund
M.D.*                 Complex; Professor of Medicine,
Birth Date: October   University of Pittsburgh;
11, 1932              Medical Director, University of
3471 Fifth Avenue     Pittsburgh Medical Center
Suite 1111            Downtown; Hematologist,
Pittsburgh, PA        Oncologist and Internist,
TRUSTEE               University of Pittsburgh Medical
Began serving:        Center.
November 2001
                      Other Directorships Held:
                      Member, National Board of
                      Trustees, Leukemia Society of
                      America.

                      Previous Positions: Trustee,
                      University of Pittsburgh;
                      Director, University of
                      Pittsburgh Medical Center.

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. Lawrence D. Ellis,
M.D. is "interested" because his son-in-law is employed by the Fund's principal underwriter, Federated Securities Corp.
--------------------------------------------------------------------------------
+ Because the Fund is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Fund's next fiscal year.


INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION

                      Principal Occupation(s) for Past   Aggregate     Total
Name                  Five Years, Other Directorships    Compensation  Compensation
Birth Date            Held and Previous Positions        From Fund     From Fund and
Address                                                  past          Federated Fund
Positions Held with                                      (Fiscal       Complex
Fund                                                     year)+        (past calendar
Date Service Began                                                     year)



                      Principal Occupation: Director          $000.00  $128,847.72
Thomas G. Bigley      or Trustee of the Federated Fund --
Birth Date:           Complex.
February 3, 1934
15 Old Timber Trail   Other Directorships Held:
Pittsburgh, PA        Director, Member of Executive
TRUSTEE               Committee, Children's Hospital
Began serving:        of Pittsburgh; Director, Member
November 2001         of Executive Committee,
                      University of Pittsburgh.

                      Previous Position: Senior
                      Partner, Ernst & Young LLP.

                      Principal Occupations: Director         $000.00  $128,847.66
John T. Conroy, Jr.   or Trustee of the Federated Fund
Birth Date: June      Complex; Chairman of the Board,
23, 1937              Investment Properties
Grubb &               Corporation; Partner or Trustee
Ellis/Investment      in private real estate ventures
Properties            in Southwest Florida.
Corporation
3838 Tamiami Trail    Previous Positions: President,
N.                    Investment Properties
Naples, FL            Corporation; Senior Vice
TRUSTEE               President, John R. Wood and
Began serving:        Associates, Inc., Realtors;
November 2001         President, Naples Property
                      Management, Inc. and Northgate
                      Village Development Corporation.

                      Principal Occupation: Director          $000.00  $126,923.53
Nicholas P.           or Trustee of the Federated Fund
Constantakis          Complex; Partner, Andersen
Birth Date:           Worldwide SC (prior to 9/1/97).
September 3, 1939
175 Woodshire Drive   Other Directorships Held:
Pittsburgh, PA        Director, Michael Baker
TRUSTEE               Corporation (engineering and
Began serving:        energy services worldwide).
November 2001

                      Principal Occupation: Director          $000.00  $115,368.16
John F. Cunningham    or Trustee of the Federated Fund
Birth Date: March     Complex.
5, 1943
353 El Brillo Way     Other Directorships Held:
Palm Beach, FL        Chairman, President and Chief
TRUSTEE               Executive Officer, Cunningham &
Began serving:        Co., Inc. (strategic business
November 2001         consulting); Trustee Associate,
                      Boston College.

                      Previous Positions: Director,
                      Redgate Communications and EMC
                      Corporation (computer storage
                      systems); Chairman of the Board
                      and Chief Executive Officer,
                      Computer Consoles, Inc.;
                      President and Chief Operating
                      Officer, Wang Laboratories;
                      Director, First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

                      Principal Occupation: Director          $000.00  $117,117.14
Peter E. Madden       or Trustee of the Federated Fund
Birth Date: March     Complex; Management Consultant.
16, 1942
One Royal Palm Way    Previous Positions:
100 Royal Palm Way    Representative, Commonwealth of
Palm Beach, FL        Massachusetts General Court;
TRUSTEE               President, State Street Bank and
Began serving:        Trust Company and State Street
November 2001         Corporation (retired); Director,
                      VISA USA and VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust Corporation;
                      Director, The Boston Stock
                      Exchange.

                      Principal Occupations: Director         $000.00  $128,847.66
Charles F.            or Trustee of the Federated Fund
Mansfield, Jr.        Complex; Management Consultant;
Birth Date: April     Executive Vice President, DVC
10, 1945              Group, Inc. (marketing,
80 South Road         communications and technology)
Westhampton Beach,    (prior to 9/1/00).
NY
TRUSTEE               Previous Positions: Chief
Began serving:        Executive Officer, PBTC
November 2001         International Bank; Partner,
                      Arthur Young & Company (now
                      Ernst & Young LLP); Chief
                      Financial Officer of Retail
                      Banking Sector, Chase Manhattan
                      Bank; Senior Vice President,
                      HSBC Bank USA (formerly, Marine
                      Midland Bank); Vice President,
                      Citibank; Assistant Professor of
                      Banking and Finance, Frank G.
                      Zarb School of Business, Hofstra
                      University.

John E. Murray,       Principal Occupations:  Director        $000.00  $117,117.14
Jr., J.D., S.J.D.     or Trustee of the Federated Fund
Birth Date:           Complex; Chancellor and Law
December 20, 1932     Professor, Duquesne University;
Chancellor,           Consulting Partner, Mollica &
Duquesne University   Murray.
Pittsburgh, PA
TRUSTEE               Other Directorships Held:
Began serving:        Director, Michael Baker Corp.
November 2001         (engineering, construction,
                      operations and technical
                      services).

                      Previous Positions: President,
                      Duquesne University; Dean and
                      Professor of Law, University of
                      Pittsburgh School of Law; Dean
                      and Professor of Law, Villanova
                      University School of Law.

                      Principal Occupations:  Director        $000.00  $117,117.17
Marjorie P. Smuts     or Trustee of the Federated Fund
Birth Date: June      Complex; Public
21, 1935              Relations/Marketing
4905 Bayard Street    Consultant/Conference
Pittsburgh, PA        Coordinator.
TRUSTEE
Began serving:        Previous Positions: National
November 2001         Spokesperson, Aluminum Company
                      of America; television producer;
                      President, Marj Palmer Assoc.;
                      Owner, Scandia Bord.

                      Principal Occupations:  Director        $000.00  $117,117.17
John S. Walsh         or Trustee of the Federated Fund
Birth Date:           Complex; President and Director,
November 28, 1957     Heat Wagon, Inc. (manufacturer
2604 William Drive    of construction temporary
Valparaiso, IN        heaters); President and
TRUSTEE               Director, Manufacturers
Began serving:        Products, Inc. (distributor of
November 2001         portable construction heaters);
                      President, Portable Heater
                      Parts, a division of
                      Manufacturers Products, Inc.

                      Other Directorships Held:
                      Director, Walsh & Kelly, Inc.
                      (heavy highway contractor).

                      Previous Position: Vice
                      President, Walsh & Kelly, Inc.



+ Because the Fund is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Fund's next fiscal year.
--------------------------------------------------------------------------------


OFFICERS**



Name                          Principal Occupation(s) and Previous Positions
Birth Date
Address
Positions Held with Fund
                              Principal Occupations: President, Executive Vice
Edward C. Gonzales            President and Treasurer of some of the Funds in the
Birth Date: October 22, 1930  Federated Fund Complex; Vice Chairman, Federated
EXECUTIVE VICE PRESIDENT      Investors, Inc.; Trustee, Federated Administrative
                              Services.

                              Previous Positions: Trustee or Director of some of the
                              Funds in the Federated Fund Complex; CEO and Chairman,
                              Federated Administrative Services; Vice President,
                              Federated Investment Management Company, Federated
                              Investment Counseling, Federated Global Investment
                              Management Corp. and Passport Research, Ltd.; Director
                              and Executive Vice President, Federated Securities
                              Corp.; Director, Federated Services Company; Trustee,
                              Federated Shareholder Services Company.

                              Principal Occupations: Executive Vice President and
John W. McGonigle             Secretary of the Federated Fund Complex; Executive Vice
Birth Date: October 26, 1938  President, Secretary and Director, Federated Investors,
EXECUTIVE VICE PRESIDENT AND  Inc.
SECRETARY
                              Previous Positions: Trustee, Federated Investment
                              Management Company and Federated Investment Counseling;
                              Director, Federated Global Investment Management Corp.,
                              Federated Services Company and Federated Securities
                              Corp.

                              Principal Occupations: Treasurer of the Federated Fund
Richard J. Thomas             Complex; Senior Vice President, Federated
Birth Date: June 17, 1954     Administrative Services.
TREASURER
                              Previous Positions: Vice President, Federated
                              Administrative Services; held various management
                              positions within Funds Financial Services Division of
                              Federated Investors, Inc.

                              Principal Occupations: Chief Investment Officer of this
Henry A. Frantzen             Fund and various other Funds in the Federated Fund
Birth Date: November 28, 1942 Complex; Executive Vice President, Federated Investment
CHIEF INVESTMENT OFFICER      Counseling, Federated Global Investment Management
                              Corp., Federated Investment Management Company and
                              Passport Research, Ltd.; Director, Federated Global
                              Investment Management Corp. and Federated Investment
                              Management Company; Vice President, Federated
                              Investors, Inc.

                              Previous Positions: Executive Vice President, Federated
                              Investment Counseling Institutional Portfolio
                              Management Services Division; Chief Investment
                              Officer/Manager, International Equities, Brown Brothers
                              Harriman & Co.; Managing Director, BBH Investment
                              Management Limited.



                              Robert M. Kowit has been the Fund's Portfolio Manager
Robert M. Kowit               since the Fund's inception. He is Vice President of the
Birth Date: June 27, 1945     Fund. Mr. Kowit joined Federated in 1995 as a Senior
VICE PRESIDENT                Portfolio Manager and a Vice President of the Fund's
                              Adviser. Mr. Kowit served as a Managing Partner of
                              Copernicus Global Asset Management from January 1995
                              through October 1995. From 1990 to 1994, he served as
                              Senior Vice President/Portfolio Manager of
                              International Fixed Income and Foreign Exchange for
                              John Hancock Advisers. Mr. Kowit received his M.B.A.
                              from Iona College with a concentration in finance.

**    Officers do not receive any compensation from the Fund.
--------------------------------------------------------------------------------
Thomas R. Donahue, Chief Financial Officer, Vice President, Treasurer and
Assistant Secretary of Federated and an officer of its various advisory and underwriting subsidiaries, has served as a Term Member on the Board of
Directors of Duquesne University, Pittsburgh, Pennsylvania, since May 12, 2000.
Mr. John E. Murray, Jr., an Independent Trustee of the Fund, served as
President of Duquesne from 1988 until his retirement from that position in
2001, and became Chancellor of Duquesne on August 15, 2001. It should be noted
that Mr. Donahue abstains on any matter that comes before Duquesne's Board that affects Mr. Murray personally.



COMMITTEES of the board
                                                                           Meetings
                                                                           Held
                                                                           During
                                                                           Last
Board     Committee           Committee Functions                          Fiscal
Committee Members                                                          Year
Executive John F. Donahue     In between meetings of the full Board,       NONE
          John E. Murray,     the Executive Committee generally may
          Jr., J.D., S.J.D.   exercise all the powers of the full Board
                              in the management and direction of the
                              business and conduct of the affairs of
                              the Trust in such manner as the Executive
                              Committee shall deem to be in the best
                              interests of the Trust.  However, the
                              Executive Committee cannot elect or
                              remove Board members, increase or
                              decrease the number of Trustees, elect or
                              remove any Officer, declare dividends,
                              issue shares or recommend to shareholders
                              any action requiring shareholder approval.

Audit     Thomas G. Bigley    The Audit Committee reviews and              NONE
          John T. Conroy,     recommends to the full Board the
          Jr.                 independent auditors to be selected to
          Nicholas P.         audit the Fund`s financial statements;
          Constantakis        meet with the independent auditors
          Charles F.          periodically to review the results of the
          Mansfield, Jr.      audits and report the results to the full
                              Board; evaluate the independence of the
                              auditors, review legal and regulatory
                              matters that may have a material effect
                              on the financial statements, related
                              compliance policies and programs, and the
                              related reports received from regulators;
                              review the Fund`s internal audit
                              function; review compliance with the
                              Fund`s code of conduct/ethics; review
                              valuation issues; monitor inter-fund
                              lending transactions; review custody
                              services and issues and investigate any
                              matters brought to the Committee's
                              attention that are within the scope of
                              its duties.


Board ownership of shares in the fund and in the Federated family of Investment companies AS OF dECEMBER 31, 2001
--------------------------------------------------------------------------------
                                       Aggregate
                                  Dollar Range of
                     Dollar       Shares Owned in
                     Range of        Federated
                     Shares            Family of
Interested                Owned      Investment
Board Member Name       in Fund       Companies
John F. Donahue            NONE    Over $100,000
J. Christopher             NONE    Over $100,000
Donahue
Lawrence D. Ellis,         NONE    Over $100,000
M.D.

Independent
Board Member Name
Thomas G. Bigley           NONE    Over $100,000
John T. Conroy, Jr.        NONE    Over $100,000
Nicholas P.                NONE    Over $100,000
Constantakis
John F. Cunningham         NONE    Over $100,000
Peter E. Madden            NONE    Over $100,000
Charles F.                 NONE        $50,001 -
Mansfield, Jr.                          $100,000
John E. Murray,            NONE    Over $100,000
Jr., J.D., S.J.D.
Marjorie P. Smuts          NONE    Over $100,000
John S. Walsh              NONE    Over $100,000

--------------------------------------------------------------------------------
Investment Advisory and Other Services
Investment Adviser
The Adviser conducts investment research and makes investment decisions for the Fund.
The Adviser is a wholly owned subsidiary of Federated.
The Adviser shall not be liable to the Fund or any Fund shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Fund.
As required by the 1940 Act, the Fund's Board has reviewed the Fund's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Fund's investment objectives and long term performance; the Adviser's management philosophy, personnel, and processes; the preferences and expectations of Fund shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Fund and its shareholders by the Federated organization in addition to investment advisory services; and the Fund's relationship to other funds in the Federated fund family.
In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Fund's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Fund on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Fund.
The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Fund by other entities in the Federated organization and research services received by the Adviser from brokers that execute Fund trades, as well as advisory fees.
In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Fund; the Adviser's cost of providing the services; the extent to which the adviser may realize "economies of scale" as the fund grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Fund; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Fund's Board is aware of these factors and takes them into account in its review of the Fund's advisory contract.
The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Fund and working with Federated on matters relating to its funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Fund and the Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Fund's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Fund's expenses (including the advisory fee itself and the overall expense structure of the fund, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Fund's portfolio securities; the nature and extent of the advisory and other services provided to the Fund by the Adviser and its affiliates; compliance and audit reports concerning the Fund and the Federated companies that service them; and relevant developments in the mutual fund industry and how the funds and/or Federated are responding to them.
The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Fund. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Fund under separate contracts (e.g., for serving as the Fund's administrator and transfer agent). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute fund trades.
The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each fund to the Federated family of funds, the Board does not approach consideration of every fund's advisory contract as if that were the only fund offered by Federated.
The Adviser will provide investment advisory services at no fee.

Code of Ethics Restrictions on Personal Trading
As required by SEC rules, the Fund, its Adviser, and its Placement Agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Fund Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Fund could buy, they also contain significant safeguards designed to protect the Fund from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.
Principal Underwriter
The Fund's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.
Administrator
Federated Administrative Services, Inc., a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Fund. Federated Administrative Services, Inc. provides these services at the following annual rate of the average daily net assets of all Federated Funds as specified below:
      Maximum               Average Aggregate
 Administrative Fee   Daily Net Assets of the
                          Federated Funds
    0.150 of 1%      on the first $250 million
    0.125 of 1%       on the next $250 million
    0.100 of 1%       on the next $250 million
    0.075 of 1%     on assets in excess of $750
                              million
Federated Administrative Services, Inc. also provides certain accounting and recordkeeping services with respect to the Fund's portfolio investments for a fee based on Fund assets plus out-of-pocket expenses.
--------------------------------------------------------------------------------
Federated Administrative Services, Inc. may voluntarily waive all or a portion of the administrative fee paid by the Fund. Federated Administrative Services, Inc. may terminate this voluntary waiver at any time.
Custodian
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Fund. Foreign instruments purchased by the Fund are held by foreign banks participating in a network coordinated by State
Street Bank.
Transfer Agent and Dividend Disbursing Agent
Federated Shareholder Services Company maintains all necessary shareholder records. The Fund pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.
Independent Auditor
The independent auditor for the Fund, Ernst & Young LLP, conducts its audits in accordance with auditing standards generally accepted in the United States of America, which require it to plan and perform its audits to provide reasonable assurance about whether the Fund's financial statements and financial highlights are free of material misstatement.
Brokerage Allocation and Other Practices
Brokerage Transactions
When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Fund and other funds distributed by the Placement Agent and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Fund's Board.
Research Services
Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.
Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser. When the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund.

Capital Stock and Other Securities
Limited Partnership Interests
Holders of the Fund's shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights. The Fund does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value
(NAV) with no charge.
Additional Information Regarding the Partnership Agreement

Amendment of the Partnership Agreement

The Partnership Agreement may generally be amended, in whole or in part, with the approval of the Board and without the approval of the investors, unless the approval of investors is required by the 1940 Act or the amendment adversely affects the interests of investors.

Term, Dissolution and Liquidation

The Trust and each series of the Trust shall continue for a period of 50 years from November 13, 2000 unless dissolved upon the affirmative vote to dissolve the Trust or the applicable series of: (1) the Board; or (2) investors holding at least a majority of the total number of votes entitled to be cast thereon. In addition, the Partnership Agreement provides that the Trust will be dissolved: (1) upon the withdrawal of the General Partner, unless an additional general partner has been appointed (in accordance with the provisions of the Partnership Agreement); (2) if there are no investors of the Trust; or (3) upon the occurrence of a dissolution event, as described in the Partnership Agreement. The Trust will also be dissolved as required by operation of law. A series will be dissolved: (1) when there are no investors of the series; (2) upon the occurrence of a dissolution event as described in the Partnership Agreement; or (3) upon an event that causes the Trust to dissolve.

Upon the occurrence of any event of dissolution, the Trustees, acting as liquidating trustees, are charged with winding up the affairs of the Trust and liquidating its assets. Upon the liquidation of the Trust (or a particular series), its assets will be distributed: (1) first to satisfy the debts, liabilities and obligations of the Trust (or a particular series), including actual or anticipated liquidation expenses; (2) next to make certain distributions owing to the investors; and (3) finally to the investors proportionately, according to the number of interests held by the several investors of the Trust or the particular series.
Shareholder Information
Beneficial interests in the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.
Offering Price
The Fund's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Fund.
Market values of the Fund's portfolio securities are determined as follows:
o for equity securities, according to the last sale price in the market in which they are primarily traded (either a national securities exchange or the over-the-counter market), if available;
o in the absence of recorded sales for equity securities, according to the mean between the last closing bid and asked prices;
o futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;
o for fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and
o for all other securities at fair value as determined in good faith by the Board.
Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.
Trading in Foreign Securities
Trading in foreign securities may be completed at times which vary from the closing of the New York Stock Exchange (NYSE). In computing its NAV, the Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Fund's Board, although the actual calculation may be done by others.
Redemption in Kind
Although the Fund intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.
Any Share redemption payment greater than this amount will also be in cash unless the Fund's Board determines that payment should be in kind. In such a case, the Fund will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Fund determines its NAV. The portfolio securities will be selected in a manner that the Fund's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.
Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.
Taxation of the Fund

The following discussion summarizes certain anticipated material U.S. federal income tax consequences of investing in the Fund. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, Internal Revenue Service ("IRS") positions, and court decisions in effect as of the date of this Part B. All of these authorities are subject to change by legislative or administrative action, possibly with retroactive effect. This summary does not address all tax considerations that may be relevant to prospective investors or to certain types of investors subject to special treatment under the U.S. federal income tax laws. The discussion does not constitute legal or tax advice. Furthermore the tax consequences of investing in the Fund may vary depending on the particular investor's status. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS or HEr OWN TAX ADVISER AS TO THE U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUND.


CLASSIFICATION OF THE FUND

The Fund is intended to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation. The Fund will not be a "regulated investment company" for federal income tax purposes. The Fund intends to monitor the number of its investors so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in the Treasury Regulations.

TAXATION OF PARTNERSHIP OPERATIONS GENERALLY


As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each investor in the Fund will be required to report separately on its own federal income tax return its distributive share of items of such Fund's income, gain, losses, deductions, and credits. Each investor will be required to report its distributive share of such items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. In general, cash the Fund distributes to an investor will represent a non-taxable return of capital up to the amount of the investor's adjusted tax basis in its Fund Shares.


INVESTMENT IN COMPLEX SECURITIES


The Fund may invest in complex securities. These investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains and losses the Fund recognizes are treated as ordinary income or capital gain, or accelerate the recognition of income to the Fund, or defer the Fund's ability to recognize losses. In turn, these rules may affect the amount, timing, or character of the income, gain, or loss that make up the distributive shares allocable to investors.


CALCULATION OF INVESTOR'S "ADJUSTED BASIS" AND "AT RISK BASIS"


In general, each investor's adjusted basis in its Shares in the Fund will equal its purchase price for the Shares increased by the amount of its share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and
(c) the amount of any distributions the investor receives.


CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTIONS


Current Distributions. A current cash distribution by the Fund with respect to Shares an investor holds will result in gain to the distributee investor only to the extent that the amount of cash distributed exceeds the investor's adjusted basis in its Fund shares owned. A current distribution will reduce the distributee investor's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered as gain from the sale or exchange of such investor's Shares in the Fund. Loss will not be recognized by an investor as a result of the Fund's current distributions.


Liquidation of an Investor's Entire Interest in the Fund. Generally, a distribution or series of distributions by the Fund to an investor that results in termination of its entire interest in the Fund will result in gain to the distributee investor only to the extent that money, if any, distributed exceeds the investor's adjusted basis in its Fund shares. When only money and unrealized receivables are distributed, loss will be recognized to the extent that the investor's adjusted basis in its Fund shares exceeds the amount of cash distributed and the basis to the investor of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee investor's Fund shares and generally will be capital gain or loss.


TAX EXEMPT INVESTORS


The Code imposes a tax on the "unrelated business taxable income' ("UBTI") of certain tax-exempt organizations. Income from certain types of investments the Fund makes that is allocated to tax exempt investors may be treated as UBTI subject to tax. In addition, if and to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property will be subject to the tax on UBTI. While it is anticipated that the Adviser generally will attempt to make investments in a manner which does not give rise to the tax imposed on UBTI, the Adviser may make investments in assets the income from which gives rise to UBTI or may borrow in connection with the acquisition of property if the Adviser believes that the returns on such investments justify incurring, or the risk of incurring, UBTI. The Fund anticipates that it will distribute annually to each such tax exempt investor after the end of the Fund's fiscal year the information necessary for that investor to determine the portion of its distributive share of each item of income, gain, and deduction that is to be taken into account in the determination of UBTI.


FOREIGN INCOME TAXES


The Fund may pay or accrue foreign income taxes in connection with trading. Such amounts will be deemed to be received by investors and paid to the foreign government. An investor may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, an investor's ability to obtain a credit for such taxes depends on the investor's particular circumstances and it is possible that an investor may get little or no foreign tax credit benefit with respect to its share of foreign taxes paid or accrued by the Fund.


NON-U.S. INVESTORS


Non-U.S. investors in the Fund will generally be subject to a 30% withholding tax (unless reduced by an applicable treaty) on their distributive share of U.S. source dividends and other fixed and determinable income that is not effectively connected with the conduct of a U.S. trade or business. Capital gains and certain "portfolio" interest are not subject to U.S. withholding tax. Non-U.S. investors that are individuals may also be subject to U.S. estate taxes as a result of an investment in the Fund.


STATE AND LOCAL TAXATION


An investor's distributive share of the Fund's taxable income or loss generally will have to be taken into account in determining the investor's state and local income tax liability, if any, applicable in the jurisdiction in which such investor resides. In addition, a state or other taxing jurisdiction in which an investor is not a resident, but in which the investor may be deemed to be engaged in business may impose a tax on that investor with respect to its share of Fund income derived from that state or other taxing jurisdiction. The Fund may also be subject to state or local taxes or both on some or all of its net income, depending on the nature and extent of the Fund's activities in the particular state or locality. Any such tax imposed on the Fund will be an expense paid out of the Fund's income and allocated among the investors in accordance with the Trust Agreement.


Prospective investors should consult their own tax advisers concerning the state and local tax consequences of investing in the Fund.


THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROPSECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT ON THEIR OWN TAX SITUATIONS.

Financial Statements
Investors of record will receive annual reports audited by the Fund's independent auditor and unaudited semi-annual reports.
Appendix
STANDARD & POOR'S LONG-TERM DEBT RATING DEFINITIONS
AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.
AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher-rated issues only in small degree.
A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.
BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.
BB--Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB rating.
B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.
CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.
CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.
C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.
Moody's Investors Service Long-Term Bond Rating Definitions
AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities.
A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.
BAA--Bonds which are rated BAA are considered as medium- grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. C--Bonds which are rated C are the lowest-rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
FITCH RATINGS LONG-TERM DEBT RATING DEFINITIONS
AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.
AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.
A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.
BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.
BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.
B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.
CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.
CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.
C--Bonds are imminent default in payment of interest or principal.
MOODY'S INVESTORS SERVICE COMMERCIAL PAPER RATINGS
Prime-1--Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:
o     Leading market positions in well-established industries;
o     High rates of return on funds employed;
o Conservative capitalization structure with moderate reliance on debt and ample asset protection;
o Broad margins in earning coverage of fixed financial charges and high internal cash generation; and
o Well-established access to a range of financial markets and assured sources of alternate liquidity.
Prime-2--Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.
Standard & Poor's Commercial Paper Ratings
A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.
A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.
Fitch RATINGS Commercial Paper Rating Definitions
FITCH-1--(Highest Grade) Commercial paper assigned this rating is regarded as having the strongest degree of assurance for timely payment.
FITCH-2--(Very Good Grade) Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issues.

Addresses

Emerging Markets Fixed Income Core Fund
(FORMERLY, international high Income Core Fund)

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Investment Adviser
Federated Global Investment Management Corp.
175 Water Street
New York, NY 10038-4965
Custodian
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600
Transfer Agent and Dividend Disbursing Agent
Federated Shareholder Services Company
P.O. Box 8600
Boston, MA 02266-8600
Independent Public Accountants
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072






Cusip 31409R102

26020 07/02






PART C.    OTHER INFORMATION.

Item 23.    Exhibits:

         (a) Copy of Amended and Restated Agreement of Limited Partnership of the Registrant; 1
         (b)  Copy of By-Laws of the Registrant; 1
         (c)  Not applicable;
         (d)  Copy of Investment Advisory Contract of the Registrant; 1
         (e)  Conformed copy of Placement Agent Agreement; 1
         (f)  Not applicable;
         (g)  Conformed copy of Custodian Agreement of the Registrant; 1
         (h) Conformed copy of Agreement for Fund Accounting Services, Administrative Services, Shareholder Transfer Agency Services and Custody Services Procurement; 1
        (i)   Not applicable;
        (j)   Not applicable;
        (k)   Not applicable;
        (l)   Form of Written Assurances from Initial Shareholders; 1
        (m)   Not applicable;
        (n)   Not applicable;
        (o)   (i)  Conformed Copy of Power of Attorney; 1
        (p) The Registrant hereby incorporates the conformed copy of the Code of Ethics for Access Persons from Item 23(p) of the Federated Managed
              Allocation Portfolios, Registration Statement on
              Form N-1A filed with the Commission on January
              25, 2001, (File Nos. 33-51247 and 811-7129).

--------------------------------
+ Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed January 10, 2002 (File No. 811-10625).

Item 24.    Persons Controlled by or Under Common Control with Registrant

            None

Item 25.    Indemnification

     Indemnification is provided to the General Partner, Officers and Trustees of the Registrant pursuant to Section 2 of Article VII of Registrant's Amended and Restated Agreement of Limited Partnership. The Investment Advisory Contract between the Registrant and Federated Global Investment Management Corp. ("Adviser") provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. The Registrant's Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Amended and Restated Agreement of Limited Partnership or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees), Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     Insofar as  indemnification  for liabilities  may be permitted  pursuant to
Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Amended and Restated Agreement of Limited Partnership or otherwise, the Registrant is aware of the position of the Securities and Exchange Commission as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Amended and Restated Agreement of Limited Partnership or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.




Item 26. Business and Other Connections of Investment Adviser:
         ----------------------------------------------------

         For a description of the other business of the investment adviser, see the section entitled "Management Organization and Capital Structure" in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Management of the Trust" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark D. Olson (a principal of the firm Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), Suite 301 Little Falls Center Two, 2751 Centerville Road, Wilmington, DE 19808.

         The remaining Officers of the investment adviser are:

         Executive Vice Presidents:          William D. Dawson, III
                                             Henry A. Frantzen
                                             J. Thomas Madden

         Senior Vice Presidents:             Stephen F. Auth
                                             Joseph M. Balestrino
                                             David A. Briggs
                                             Jonathan C. Conley
                                             Deborah A. Cunningham
                                             Michael P. Donnelly
                                             Linda A. Duessel
                                             Mark E. Durbiano
                                             James E. Grefenstette
                                             Robert M. Kowit
                                             Jeffrey A. Kozemchak
                                             Richard J. Lazarchic
                                             Susan M. Nason
                                             Mary Jo Ochson
                                             Robert J. Ostrowski
                                             Frank Semack
                                             Richard Tito
                                             Peter Vutz

         Vice Presidents:                    Todd A. Abraham
                                             J. Scott Albrecht
                                             Randall S. Bauer
                                             Nancy J.Belz
                                             G. Andrew Bonnewell
                                             David Bruns
                                             Robert E. Cauley
                                             Regina Clancy
                                             Ross M. Cohen
                                             Fred B. Crutchfield
                                             Lee R. Cunningham, II
                                             Alexandre de Bethmann
B.    Anthony Delserone, Jr.
                                             Donald T. Ellenberger
                                             Eamonn G. Folan
                                             Kathleen M. Foody-Malus
                                             Thomas M. Franks
                                             John T. Gentry
                                             David P. Gilmore
                                             Marc Halperin
                                             John W. Harris
                                             Patricia L. Heagy
                                             Susan R. Hill
                                             Nikola A. Ivanov
                                             William R. Jamison
                                             Constantine J. Kartsonas
                                             Nathan H. Kehm
                                             John C. Kerber
                                             Steven Lehman
                                             Marian R. Marinack
                                             Natalie F. Metz
                                             Thomas J. Mitchell
                                             Joseph M. Natoli
                                             John L. Nichol
                                             Mary Kay Pavuk
                                             Jeffrey A. Petro
                                             John P. Quartarolo
                                             Ihab L. Salib
                                             Roberto Sanchez-Dahl, Sr.
                                             Aash M. Shah
                                             John Sidawi
                                             Michael W. Sirianni, Jr.
                                             Christopher Smith
                                             Timothy G. Trebilcock
                                             Leonardo A. Vila
                                             Paige M. Wilhelm
                                             Richard M. Winkowski, Jr.
                                             Lori A. Wolff
                                             George B. Wright

         Assistant Vice Presidents:          Catherine A. Arendas
                                             Angela A. Auchey
                                             Nicholas P. Besh
                                             David Bruns
                                             Hanan Callas
                                             Regina Chi
                                             David W. Cook
                                             James R. Crea, Jr.
                                             Karol M. Crummie
                                             David Dao
                                             Richard J. Gallo
                                             James Grant
                                             Anthony Han
                                             Kathryn P. Heagy
                                             Carol B. Kayworth
                                             J. Andrew Kirschler
                                             Robert P. Kozlowski
                                             Ted T. Lietz, Sr.
                                             Monica Lugani
                                             Tracey L. Lusk
                                             Theresa K. Miller
                                             Bob Nolte
                                             Rae Ann Rice
                                             James W. Schaub
                                             Jennifer G. Setzenfand
                                             Diane R. Startari
                                             Kyle D. Stewart
                                             Mary Ellen Tesla
                                             Michael R. Tucker
                                             Steven J. Wagner
                                             Mark Weiss

         Secretary:                          G. Andrew Bonnewell

         Treasurer:                          Thomas R. Donahue

         Assistant Secretaries:              C. Grant Anderson
                                             Leslie K. Ross

         Assistant Treasurer:                Denis McAuley, III

         The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

Item 27.  Principal Underwriters:
          -----------------------

(a) Federated Securities Corp., the Placement Agent for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

     Cash Trust Series II; Cash Trust Series, Inc.; CCMI Funds; Edward Jones Money Market Fund; Federated Limited Duration Government Fund, Inc.; Federated American Leaders Fund, Inc.; Federated Adjustable Rate Securities Fund; Federated Core Trust; Federated Core Trust II, L.P.; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.; Federated Fund for U.S. Government Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated International Series, Inc.; Federated Investment Series Funds, Inc.; Federated Managed Allocation Portfolios; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Short-Term Municipal Trust;
Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities
Fund: 2-5 Years; Federated Total Return Government Bond Fund; Federated Utility Fund, Inc.; Federated World Investment Series, Inc.; FirstMerit Funds; Hibernia Funds; Intermediate Municipal Trust; Marshall Funds, Inc.; Money Market Obligations Trust; Regions Morgan Keegan Select Funds; RIGGS Funds; SouthTrust Funds; The Wachovia Variable Insurance Funds; The Wachovia Funds; The Wachovia Municipal Funds; and Vision Group of Funds.


         (b)

        (1)                          (2)                       (3)
Positions and Offices                                 Positions and Offices
  With Distributor                   Name                With Registrant
---------------------          -----------------      ----------------------

Chairman:                     Richard B. Fisher

Director:                     Arthur L. Cherry

President-Institutional
Sales and Director:           John B. Fisher

Director, Executive Vice
Vice President and Assistant
Secretary:                    Thomas R. Donahue

President-Broker/Dealer
And Director:                 James F. Getz

Senior Vice Presidents:
                              Mark W. Bloss
                              Richard W. Boyd
                 (1)                 (2)                       (3)
Positions and Offices                                 Positions and Offices
  With Distributor                   Name                With Registrant
---------------------          -----------------      ----------------------

                              Laura M. Deger
                              Peter W. Eisenbrandt
                              Theodore Fadool, Jr.
                              Christopher T. Fives
                              James S. Hamilton
                              James M. Heaton
                              Amy Michaliszyn
                              Keith Nixon
                              Solon A. Person, IV
                              Ronald M. Petnuch
                              Timothy C. Pillion
                              Thomas E. Territ
                              Robert F. Tousignant

Vice Presidents:              Teresa M. Antoszyk
                              John B. Bohnet
                              Jane E. Broeren-Lambesis
                              David J. Callahan
                              Mark Carroll
                              Scott Charlton
                              Steven R. Cohen
                              Mary J. Combs
                              R. Edmond Connell, Jr.
                              Kevin J. Crenny
                              Daniel T. Culbertson
                              G. Michael Cullen
                              Marc C. Danile
                              Robert J. Deuberry
                              Ron Dorman
                              William C. Doyle
                              Donald C. Edwards
                              Timothy Franklin
                              Peter J. Germain
                              Joseph D. Gibbons
                              G. Tad Gullickson
                              Scott Gundersen
                              Dayna C. Haferkamp
                              Raymond J. Hanley
                              Vincent L. Harper, Jr.
                              Bruce E. Hastings
                              Charlene H. Jennings
                              Christopher L. Johnston
                              H. Joseph Kennedy
                              Stephen Kittel
                              Michael W. Koenig
                              Ed Koontz
                              Christopher A. Layton
                              Michael H. Liss
                              Michael R. Manning
                              Martin J. McCaffrey
                              Maurice W. McKinney
                              Mark J. Miehl
                              Richard C. Mihm
                              Vincent T. Morrow
                              Alec H. Neilly
                              Thomas A. Peter III
                              Raleigh Peters
                              Robert F. Phillips
                              Richard A. Recker
                              Christopher Renwick
                              John Rogers
        (1)                          (2)                       (3)
Positions and Offices                                 Positions and Offices
  With Distributor                   Name                With Registrant
---------------------          -----------------      ----------------------

                              Brian S. Ronayne
                              Thomas S. Schinabeck
                              Edward J. Segura
                              Edward L. Smith
                              David W. Spears
                              John A. Staley
                              Colin B. Starks
                              Jeffrey A. Stewart
                              Kevin Stutz
                              Timothy A. Rosewicz
                              Greg Spralding
                              William C. Tustin
                              Paul A. Uhlman
                              Richard B. Watts
                              G. Walter Whalen
                              Patrick M. Wiethorn
                              Edward J. Wojnarowski
                              Michael P. Wolff
                              Scott F. Wright

Assistant Vice Presidents:    Lisa Arcuri
                              Robert W. Bauman
                              Edward R. Bozek
                              Charles L. Davis, Jr.
                              Beth C. Dell
                              Jennifer Fetteroff
                              Renee L. Gebben
                              John T. Glickson
                              Ernest L. Linane
                              William Rose
                              Lynn Sherwood-Long

Secretary:                    Kirk A. Montgomery

Treasurer:                    Denis McAuley, III

Assistant Secretaries:        Thomas R. Donahue
                              Timothy S. Johnson
                              Victor R. Siclari

The business address of each of the Officers of Federated Securities Corp. is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

         (c)     Not applicable



Item 28.    Location of Accounts and Records:

     All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Federated Core Trust II, L.P.          Federated Investors Tower
("Registrant")                         1001 Liberty Avenue
                                       Pittsburgh, PA 1522-3779
                                       (Notices should be sent to the Agent of
                                       Service at above address)

                                       Federated Investors Funds
                                       5800 Corporate Drive
                                       Pittsburgh, PA  15237-7000

Federated Shareholder                  Federated Investors Tower
  Services Company                     1001 Liberty Avenue
("Transfer Agent and Dividend          Pittsburgh, PA 15222-3779
Disbursing Agent")

Federated Administrative Services,     Federated Investors Tower
Inc.                                   1001 Liberty Avenue
("Administrator")                      Pittsburgh, PA  15222-3779

Federated Global Investment            175 Water Street
Management Corp.                       New York, New York 10038-4965
("Adviser")

State Street Bank and Trust Company    P.O. Box 8600
("Custodian")                          Boston, MA 02266-8600

Item 29.    Management Services:

            Not applicable.

Item 30.    Undertakings:

     Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.


                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust II, L.P., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 31st day of July 2002.

                         FEDERATED CORE TRUST II, L.P.

                  BY: /s/ G. Andrew Bonnewell
                  G. Andrew Bonnewell, Assistant Secretary
                  Attorney in Fact for John F. Donahue
                  July 31, 2002